EXHIBIT 21.01

                              LIST OF SUBSIDIARIES

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                                         STATE OR JURISDICTION OF INCORPORATION
NAME                                     OR ORGANIZATION
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GLOBEtrotter Software, Inc.              California
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Macrovision UK, Ltd.                     United Kingdom
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Macrovision Europe, Ltd. (Previously     United Kingdom
conducted business under the name
C-Dilla Limited )
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Macrovision Japan and Asia KK            Japan
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Macrovision Service Corporation          Delaware
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Macrovision (Barbados), Ltd.             California
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